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                                                                   EXHIBIT 10.11


THIS PROMISSORY NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED OR DISPOSED OF EXCEPT PURSUANT TO REGISTRATION UNDER SUCH ACTS OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.


                       SECURED CONVERTIBLE PROMISSORY NOTE


$2,000,000.00                   Austin, Texas                   January 14, 2000



         FOR VALUE RECEIVED, the undersigned, MSI Holdings, Inc., a Utah corporation ("Borrower"), promises to pay to the order of TSG Financial Limited Partnership ("Lender"), the sum of Two Million and No/100 Dollars ($2,000,000.00) or such lesser amount as is actually advanced by Lender to Borrower, with interest from the date of advancement on the unpaid balance hereof from time to time remaining unpaid at the prime rate per annum, until maturity (the "Note"), in (i) lawful money of the United States of America or
(ii) equity securities of the Borrower as and to the extent provided herein, both principal and interest being payable at the address designated in numbered paragraph 13 below or at such other place as Lender may, from time to time, designate in writing. For purposes of this Note, "prime rate" shall mean the prime rate published in the Wall Street Journal newspaper.

         The principal of this Note shall mature and be due and payable on the earliest to occur of (i) the closing of a Financing (as defined in numbered paragraph 1 below) or (ii) June 30, 2000. All accrued and unpaid interest shall be payable in arrears at the maturity of the principal of this Note (whether at scheduled maturity, upon acceleration of maturity following an "Event of Default" (as defined in the Security Agreement referred to below) or otherwise).

         All past due principal and accrued interest on this Note shall bear interest from maturity (whether at scheduled maturity, upon acceleration of maturity following an Event of Default or otherwise) until paid at the lesser of
(i) the rate of 18% per annum or (ii) the highest rate for which Borrower may legally contract under applicable law. All payments hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payments.

         This Note evidences indebtedness incurred by Borrower for interim financing provided to Borrower prior to the consummation of a Financing, and is subject to the terms of a Security Agreement dated as of January 12, 2000 between Borrower and Lender (the "Security Agreement").

         1. Conversion; Right of Offset and Reduction. If Borrower issues or sells any preferred stock, common stock or other stock or similar securities or any security convertible



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into or exchangeable for preferred stock, common stock or other stock or similar securities ("Equity Securities") with aggregate proceeds to the Borrower in excess of $5 million during the term of this Note (a "Financing"), all or any portion of the unpaid principal of this Note, plus accrued interest hereon, shall be convertible, at the option of the holder hereof, into the same class or series of Equity Securities as are issued and sold by Borrower in such Financing (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued and sold in such Financing) at a price per share or unit equal to the lowest price per share or unit at which such Equity Securities were issued and sold in such Financing. Alternatively, any time prior to the payment of this Note, Lender shall be entitled to set off against and reduce the principal amount outstanding under this Note, and any payment of accrued but unpaid interest hereunder, by the amount of any obligation of Lender to Borrower for the purchase price of Equity Securities offered for sale by Borrower and purchased by Lender.
Effective as of the date of such set-off and reduction, interest will cease to accrue on the principal amount hereof so set-off against and reduced.

         2. Prepayments. This Note may be prepaid by Borrower in whole or in part without the consent of the holder and without prepayment penalty of any kind; provided, that upon and as a condition to any such prepayment, Borrower shall execute and deliver to the holder a warrant or other agreement, in form and substance satisfactory to the holder, entitling the holder to purchase Equity Securities in a Financing in an amount up to one-half (1/2) the prepaid principal amount of this Note upon the terms and conditions described in numbered paragraph 1 above and the remaining one-half (1/2) of the prepaid principal amount to be paid in lawful money of the United States of America.

         3. Default; Remedies. The entire unpaid principal balance of this Note shall immediately be due and payable upon the occurrence of any one or more of the Events of Default, as defined in the Security Agreement.

         4. No Waiver; Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

         5. Waiver. Except as otherwise provided in the Security Agreement, Borrower and all endorsers, sureties and guarantors of this Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to the holder hereof.

         6. Collection Costs. In the event that, upon an Event of Default, any amount under this Note is collected in whole or in part through suit, arbitration or mediation, then and in any such case there shall be added to the unpaid principal balance hereof all costs of collection, (including, but not limited to, reasonable attorneys' fees and expenses) whether or not suit is filed.



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         7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

         8. Headings. The headings of the sections of this Note are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         9. Usury. All agreements between Borrower and the holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Borrower to the holder hereof relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to the holder hereof, under any specific contingency, exceeds the highest lawful rate, Borrower and the holder hereof shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of all agreements between Borrower and the holder hereof.

         10. Limitations on Additional Indebtedness. Until this Note has been paid or satisfied, Borrower will not incur, create, assume or suffer to exist any indebtedness, without the written consent of Lender, except:

                  (a) the Note and other indebtedness to Lender, and any guarantee thereof or suretyship obligation thereof;

                  (b) accounts payable (for the deferred purchase price of property or services) from time to time incurred in the ordinary course of business;



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                  (c) indebtedness under one or more subordinated promissory notes, provided such indebtedness is subordinated to the Note and other indebtedness to Lender on terms satisfactory to Lender; and

                  (d) indebtedness of Borrower (i) under equipment and office leases and (ii) secured by purchase money liens from time to time incurred in the ordinary course of business.

         11. Successors and Assigns. All of the stipulations, promises and agreements in this Note made by or on behalf of Borrower shall bind the successors and assigns of Borrower, whether so expressed or not, and inure to the benefit of the successors and assigns of Borrower and Lender. Any assignee of Borrower or Lender shall agree in writing prior to the effectiveness of such assignment to be bound by the provisions hereof.

         12. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         13. Notices. All notices and other communications hereunder shall be in writing or by telex, telegram or facsimile (with confirmed answerback), and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, facsimile, same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid, to a party at the address set forth below (which may be changed in accordance with these notice procedures):

                  If to Lender:

                           TSG Financial Limited Partnership
                           2700 Via Fortuna, Suite 400
                           Austin, Texas 78746
                           Attn: Mr. Michael L. McAllister
                           Fax: (512) 306-1528

                  If to Borrower:

                           MSI Holdings, Inc.
                           1121 East 7th Street
                           Austin, Texas 78701
                           Attn: Robert J. Gibbs
                           Fax: (512) 473-2371


         14. Authorization. The execution, delivery and issuance of this Note and the reservation of shares to which this Note is convertible has been duly authorized by the Board of Directors of the Borrower. This Note constitutes a valid and legally binding obligation of the



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Borrower and no consent or approval is required in connection with the consummation of the transactions contemplated by this Note which has not been obtained by Borrower.

                            [SIGNATURE PAGE FOLLOWS]





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                  IN WITNESS WHEREOF, the undersigned has executed this Secured
Convertible Promissory Note on and as of the date first set forth above.

                                             MSI HOLDINGS, INC.


                                             By:
                                                --------------------------------
                                                Robert J. Gibbs
                                                Chief Executive Officer



                 [SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE]